Exhibit 99.1

Palomar Holdings, Inc. Reports Second Quarter 2023 Results

LA JOLLA, Calif. (August 2, 2023) — Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or “Company”) reported net income of $17.6 million, or $0.69 per diluted share, for the second quarter of 2023 compared to net income of $14.6 million, or $0.57 per diluted share, for the second quarter of 2022. Adjusted net income(1) was $21.8 million, or $0.86 per diluted share, for the second quarter of 2023 as compared to $22.4 million, or $0.87 per diluted share, for the second quarter of 2022. Effective December 31, 2022, the Company adjusts for net realized and unrealized gains and losses when calculating and presenting adjusted net income, diluted adjusted earnings per share, and adjusted return on equity. All prior period amounts have been adjusted accordingly.

Second Quarter 2023 Highlights

●	Gross written premiums increased by 25.4% to $274.3 million compared to $218.7 million in the second quarter of 2022
●	Net income of $17.6 million, compared to $14.6 million in the second quarter of 2022
●	Adjusted net income(1) of $21.8 million, compared to $22.4 million in the second quarter of 2022
●	Total loss ratio of 21.5% compared to 17.9% in the second quarter of 2022
●	Combined ratio of 79.0% compared to 75.1% in the second quarter of 2022
●	Adjusted combined ratio(1) of 72.2%, compared to 69.1%, in the second quarter of 2022
●	Annualized return on equity of 17.2%, compared to 15.4% in the second quarter of 2022
●	Annualized adjusted return on equity(1) of 21.3%, compared to 23.7% in the second quarter of 2022

(1)         See discussion of “Non-GAAP and Key Performance Indicators” below.

Mac Armstrong, Chairman and Chief Executive Officer, commented, “I am very pleased with our strong second quarter results. Our team successfully executed our Palomar 2X strategy of profitable growth despite the elevated catastrophe activity and the historically hard reinsurance market that has significantly impacted the insurance industry. In the quarter, we focused our capital and resources towards targeted segments of our book of business, such as earthquake, inland marine, and casualty to maximize our risk-adjusted returns while we continued to reduce exposure to segments of our book that add volatility to our results. This prudent approach resulted in gross written premium growth of 25% and, importantly, an adjusted return on equity of 21.3%."

Mr. Armstrong continued, “Beyond the strong financial results, the quarter featured several noteworthy accomplishments that position us well for near and long-term success. We effectively placed our June 1 reinsurance program in line with our expectations and subsequently raised our adjusted net income guidance for the full year. We also hired a team of professional liability underwriters to expand the expertise within our casualty franchise, and, in July, we received a “positive outlook” from A.M Best. On the heels of this quarter, we are further raising our adjusted net income guidance range to $89 million to $93 million for 2023.”

Underwriting Results

Gross written premiums increased 25.4% to $274.3 million compared to $218.7 million in the second quarter of 2022, while net earned premiums increased 3.5% compared to the prior year’s second quarter.

Losses and loss adjustment expenses for the second quarter were $17.9 million including $15.7 million of non-catastrophe attritional losses, and $2.2 million of catastrophe losses from severe convective storms during the second quarter offset slightly by favorable prior period development of catastrophe losses. The loss ratio for the quarter was 21.5%, comprised of a catastrophe loss ratio(1) of 2.6% and an attritional loss ratio of 18.9%, compared to a loss ratio of 17.9% during the same period last year comprised of a catastrophe loss ratio(1) of 0.7% and attritional loss ratio of 17.2%.

Underwriting income(1) for the second quarter was $17.4 million resulting in a combined ratio of 79.0% compared to underwriting income of $20.0 million resulting in a combined ratio of 75.1% during the same period last year. The Company’s adjusted underwriting income(1) was $23.1 million resulting in an adjusted combined ratio(1) of 72.2% in the second quarter compared to adjusted underwriting income(1) of $24.8 million and an adjusted combined ratio(1) of 69.1% during the same period last year.

Investment Results

Net investment income increased by 76.5% to $5.5 million compared to $3.1 million in the prior year’s second quarter. The increase was primarily due to higher yields on invested assets and a higher average balance of investments held during the three months ended June 30, 2023 due to cash generated from operations. The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 3.86 years at June 30, 2023. Cash and invested assets totaled $660.2 million at June 30, 2023. During the second quarter, the Company recorded net realized and unrealized gains of $1.1 million related to its investment portfolio as compared to net realized and unrealized losses of $4.7 million in last year’s second quarter.

Tax Rate

The effective tax rate for the three months ended June 30, 2023 was 23.7% compared to 20.2% for the three months ended June 30, 2022. For the current quarter, the Company’s income tax rate differed from the statutory rate due primarily to the non-deductible executive compensation expense.

Stockholders’ Equity and Returns

Stockholders' equity was $413.7 million at June 30, 2023, compared to $378.1 million at June 30, 2022. For the three months ended June 30, 2023, the Company’s annualized return on equity was 17.2% compared to 15.4% for the same period in the prior year while adjusted return on equity(1) was 21.3% compared to 23.7% for the same period in the prior year. During the current quarter, the Company repurchased 166,482 shares for $8.7 million pursuant to the Company’s previously announced $100 million share repurchase authorization. As of June 30, 2023, $50.0 million remains available for future repurchases.

Full Year 2023 Outlook

For the full year 2023, the Company expects to achieve adjusted net income of $89 million to $93 million. This includes catastrophe losses incurred in the first and second quarters of approximately $4.0 million. The expected results do not include any additional catastrophe losses for the remainder of the year.

Conference Call

As previously announced, Palomar will host a conference call Thursday August 3, 2023, to discuss its second quarter 2023 results at 12:00 p.m. (Eastern Time). The conference call can be accessed live by dialing 1-877-423-9813 or for international callers, 1-201-689-8573, and requesting to be joined to the Palomar Second Quarter 2023 Earnings Conference Call. A replay will be available starting at 4:00 p.m. (Eastern Time) on August 3, 2023, and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13737957. The replay will be available until 11:59 p.m. (Eastern Time) on August 10, 2023.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://ir.palomarspecialty.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd., Palomar Insurance Agency, Inc. and Palomar Excess and Surplus Insurance Company (“PESIC”). Palomar is an innovative insurer serving residential and commercial clients in specialty markets including the market for earthquake insurance. Palomar’s insurance subsidiaries, Palomar Specialty Insurance Company, Palomar Specialty Reinsurance Company Bermuda Ltd., and Palomar Excess and Surplus Insurance Company, have a financial strength rating of “A-” (Excellent) from A.M. Best.

To learn more, visit PLMR.com.

Non-GAAP and Key Performance Indicators

Palomar discusses certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance.

Underwriting revenue is a non-GAAP financial measure defined as total revenue, excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of total revenue calculated in accordance with GAAP to underwriting revenue.

Underwriting income is a non-GAAP financial measure defined as income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, and interest expense. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. Palomar calculates the tax impact only on adjustments which would be included in calculating the Company’s income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net income calculated in accordance with GAAP to adjusted net income.

Annualized Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses, to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of acquisition and other underwriting expenses, net of commission and other income to net earned premiums.

Combined ratio is defined as the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Adjusted combined ratio is a non-GAAP financial measure defined as the sum of the loss ratio and the expense ratio calculated excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio.

Diluted adjusted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of diluted earnings per share calculated in accordance with GAAP to diluted adjusted earnings per share.

Catastrophe loss ratio is a non-GAAP financial measure defined as the ratio of catastrophe losses to net earned premiums. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of loss ratio calculated using unadjusted GAAP numbers to catastrophe loss ratio.

Adjusted combined ratio excluding catastrophe losses is a non-GAAP financial measure defined as adjusted combined ratio excluding the impact of catastrophe losses.  See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio excluding catastrophe losses.

Adjusted underwriting income is a non-GAAP financial measure defined as underwriting income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to adjusted underwriting income.

Tangible stockholders’ equity is a non-GAAP financial measure defined as stockholders’ equity less goodwill and intangible assets. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of stockholders’ equity calculated in accordance with GAAP to tangible stockholders’ equity.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected results or delays in development and regulatory review, regulatory approval requirements, the frequency and severity of adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Lindsay Conner

1-551-206-6217

lconner@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

Summary of Operating Results:

The following table summarizes the Company’s results for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended
	June 30,
	2023	2022	Change	% Change
	($ in thousands, except per share data)
Gross written premiums	$274,296	$218,689	$55,607	25.4%
Ceded written premiums	(169,109)	(122,627)	(46,482)	37.9%
Net written premiums	105,187	96,062	9,125	9.5%
Net earned premiums	83,107	80,265	2,842	3.5%
Commission and other income	621	990	(369)	(37.3)%
Total underwriting revenue (1)	83,728	81,255	2,473	3.0%
Losses and loss adjustment expenses	17,905	14,398	3,507	24.4%
Acquisition expenses, net of ceding commissions and fronting fees	26,057	28,663	(2,606)	(9.1)%
Other underwriting expenses	22,350	18,195	4,155	22.8%
Underwriting income (1)	17,416	19,999	(2,583)	(12.9)%
Interest expense	(1,064)	(111)	(953)	NM
Net investment income	5,541	3,140	2,401	76.5%
Net realized and unrealized gains (losses) on investments	1,127	(4,735)	5,862	(123.8)%
Income before income taxes	23,020	18,293	4,727	25.8%
Income tax expense	5,458	3,704	1,754	47.4%
Net income	$17,562	$14,589	$2,973	20.4%
Adjustments:
Net realized and unrealized (gains) losses on investments(2)	(1,127)	4,735	(5,862)	(123.8)%
Stock-based compensation expense	3,697	2,704	993	36.7%
Amortization of intangibles	389	313	76	24.3%
Expenses associated with catastrophe bond	1,590	1,792	(202)	(11.3)%
Tax impact	(317)	(1,689)	1,372	(81.2)%
Adjusted net income (1)(2)	$21,794	$22,444	$(650)	(2.9)%
Key Financial and Operating Metrics
Annualized return on equity	17.2%	15.4%
Annualized adjusted return on equity (1)	21.3%	23.7%
Loss ratio	21.5%	17.9%
Expense ratio	57.5%	57.1%
Combined ratio	79.0%	75.1%
Adjusted combined ratio (1)	72.2%	69.1%
Diluted earnings per share	$0.69	$0.57
Diluted adjusted earnings per share (1)	$0.86	$0.87
Catastrophe losses	$2,159	$548
Catastrophe loss ratio (1)	2.6%	0.7%
Adjusted combined ratio excluding catastrophe losses (1)	69.6%	68.4%
Adjusted underwriting income (1)	$23,092	$24,808	$(1,716)	(6.9)%

(1)- Indicates Non-GAAP financial measure- see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

(2)- We now include the impact of net realized and unrealized losses and gains on investments as an adjustment to our net income. As this line is primarily driven by equity market fluctuations rather than our underlying business performance, we believe adding this adjustment provides a more meaningful comparison of our performance. We have also changed the prior year adjusted net income to conform to this presentation.

	Six Months Ended
	June 30,
	2023	2022	Change	% Change
	($ in thousands, except per share data)
Gross written premiums	$524,407	$389,623	$134,784	34.6%
Ceded written premiums	(339,453)	(212,179)	(127,274)	60.0%
Net written premiums	184,954	177,444	7,510	4.2%
Net earned premiums	166,347	156,297	10,050	6.4%
Commission and other income	1,316	1,767	(451)	(25.5)%
Total underwriting revenue (1)	167,663	158,064	9,599	6.1%
Losses and loss adjustment expenses	38,557	29,351	9,206	31.4%
Acquisition expenses, net of ceding commissions and fronting fees	51,736	56,718	(4,982)	(8.8)%
Other underwriting expenses	41,572	34,119	7,453	21.8%
Underwriting income (1)	35,798	37,876	(2,078)	(5.5)%
Interest expense	(2,084)	(204)	(1,880)	NM
Net investment income	10,661	5,719	4,942	86.4%
Net realized and unrealized gains (losses) on investments	1,273	(6,014)	7,287	(121.2)%
Income before income taxes	45,648	37,377	8,271	22.1%
Income tax expense	10,774	8,251	2,523	30.6%
Net income	$34,874	$29,126	$5,748	19.7%
Adjustments:
Net realized and unrealized (gains) losses on investments(2)	(1,273)	6,014	(7,287)	(121.2)%
Expenses associated with transactions	—	85	(85)	(100.0)%
Stock-based compensation expense	7,147	5,463	1,684	30.8%
Amortization of intangibles	703	628	75	11.9%
Expenses associated with catastrophe bond	1,640	1,992	(352)	(17.7)%
Tax impact	(857)	(2,282)	1,425	(62.4)%
Adjusted net income (1)(2)	$42,234	$41,026	$1,208	2.9%
Key Financial and Operating Metrics
Annualized return on equity	17.5%	15.1%
Annualized adjusted return on equity (1)	21.2%	21.3%
Loss ratio	23.2%	18.8%
Expense ratio	55.3%	57.0%
Combined ratio	78.5%	75.8%
Adjusted combined ratio (1)	72.8%	70.5%
Diluted earnings per share	$1.37	$1.13
Diluted adjusted earnings per share (1)	$1.66	$1.59
Catastrophe losses	$3,965	$1,029
Catastrophe loss ratio (1)	2.4%	0.7%
Adjusted combined ratio excluding catastrophe losses (1)	70.4%	69.9%
Adjusted underwriting income (1)	$45,288	$46,044	$(756)	(1.6)%

Condensed Consolidated Balance sheets

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except shares and par value data)

	June 30,	December 31,
	2023	2022
	(Unaudited)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost: $605,040 in 2023; $561,580 in 2022)	$560,121	$515,064
Equity securities, at fair value (cost: $43,297 in 2023; $42,352 in 2022)	41,428	38,576
Total investments	601,549	553,640
Cash and cash equivalents	58,310	68,108
Restricted cash	294	56
Accrued investment income	4,568	3,777
Premiums receivable	243,002	162,858
Deferred policy acquisition costs, net of ceding commissions and fronting fees	55,913	56,740
Reinsurance recoverable on paid losses and loss adjustment expenses	39,101	39,718
Reinsurance recoverable on unpaid losses and loss adjustment expenses	216,783	153,895
Ceded unearned premiums	242,452	204,084
Prepaid expenses and other assets	60,125	44,088
Deferred tax assets, net	10,617	10,622
Property and equipment, net	498	603
Goodwill and intangible assets, net	13,095	8,261
Total assets	$1,546,307	$1,306,450
Liabilities and stockholders' equity
Liabilities:
Accounts payable and other accrued liabilities	$24,838	$25,760
Reserve for losses and loss adjustment expenses	298,083	231,415
Unearned premiums	528,289	471,314
Ceded premium payable	199,611	146,127
Funds held under reinsurance treaty	10,378	10,680
Borrowings from credit agreements	71,400	36,400
Total liabilities	1,132,599	921,696
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 24,794,269 and 25,027,467 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	3	3
Additional paid-in capital	341,413	333,558
Accumulated other comprehensive loss	(34,726)	(36,515)
Retained earnings	107,018	87,708
Total stockholders' equity	413,708	384,754
Total liabilities and stockholders' equity	$1,546,307	$1,306,450

Condensed Consolidated Income Statement

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (loss) (Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Gross written premiums	$274,296	$218,689	$524,407	$389,623
Ceded written premiums	(169,109)	(122,627)	(339,453)	(212,179)
Net written premiums	105,187	96,062	184,954	177,444
Change in unearned premiums	(22,080)	(15,797)	(18,607)	(21,147)
Net earned premiums	83,107	80,265	166,347	156,297
Net investment income	5,541	3,140	10,661	5,719
Net realized and unrealized gains (losses) on investments	1,127	(4,735)	1,273	(6,014)
Commission and other income	621	990	1,316	1,767
Total revenues	90,396	79,660	179,597	157,769
Expenses:
Losses and loss adjustment expenses	17,905	14,398	38,557	29,351
Acquisition expenses, net of ceding commissions and fronting fees	26,057	28,663	51,736	56,718
Other underwriting expenses	22,350	18,195	41,572	34,119
Interest expense	1,064	111	2,084	204
Total expenses	67,376	61,367	133,949	120,392
Income before income taxes	23,020	18,293	45,648	37,377
Income tax expense	5,458	3,704	10,774	8,251
Net income	17,562	14,589	34,874	29,126
Other comprehensive income (loss), net:
Net unrealized gains (losses) on securities available for sale	(3,685)	(14,065)	1,789	(32,528)
Net comprehensive income (loss)	$13,877	$524	$36,663	$(3,402)
Per Share Data:
Basic earnings per share	$0.71	$0.58	$1.40	$1.15
Diluted earnings per share	$0.69	$0.57	$1.37	$1.13

Weighted-average common shares outstanding:
Basic	24,833,852	25,211,924	24,901,403	25,283,222
Diluted	25,309,526	25,746,780	25,384,409	25,817,442

Underwriting Segment Data

The Company has a single reportable segment and offers primarily property and casualty insurance products. Gross written premiums (GWP) by product, location and company are presented below:

	Three Months Ended June 30,
	2023		2022
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product
Fronting Premiums	$80,211	29.2%	$42,154	19.3%	$38,057	90.3%
Residential Earthquake	65,102	23.7%	54,090	24.7%	11,012	20.4%
Commercial Earthquake	42,826	15.6%	33,103	15.1%	9,723	29.4%
Inland Marine	35,539	13.0%	23,134	10.6%	12,405	53.6%
Casualty	14,988	5.5%	7,804	3.6%	7,184	92.1%
Commercial All Risk	11,770	4.3%	21,213	9.7%	(9,443)	(44.5)%
Hawaii Hurricane	9,595	3.5%	8,240	3.8%	1,355	16.4%
Residential Flood	5,469	2.0%	3,583	1.6%	1,886	52.6%
Specialty Homeowners	(38)	(0.0)%	13,891	6.4%	(13,929)	(100.3)%
Other	8,834	3.2%	11,477	5.2%	(2,643)	(23.0)%
Total Gross Written Premiums	$274,296	100.0%	$218,689	100.0%	$55,607	25.4%

	Six Months Ended June 30,
	2023		2022
	($ in thousands)
		% of		% of
	Amount	GWP	Amount	GWP	Change	Change
Product
Fronting Premiums	$171,967	32.8%	$71,999	18.5%	$99,968	138.8%
Residential Earthquake	120,827	23.0%	100,426	25.8%	20,401	20.3%
Commercial Earthquake	80,597	15.4%	58,247	14.9%	22,350	38.4%
Inland Marine	66,588	12.7%	41,371	10.6%	25,217	61.0%
Casualty	26,722	5.1%	12,804	3.3%	13,918	108.7%
Commercial All Risk	20,146	3.8%	31,791	8.2%	(11,645)	(36.6)%
Hawaii Hurricane	17,667	3.4%	15,154	3.9%	2,513	16.6%
Residential Flood	9,705	1.9%	6,577	1.7%	3,128	47.6%
Specialty Homeowners	(97)	(0.0)%	30,176	7.7%	(30,273)	(100.3)%
Other	10,285	1.9%	21,078	5.4%	(10,793)	(51.2)%
Total Gross Written Premiums	$524,407	100.0%	$389,623	100.0%	$134,784	34.6%

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
State
California	$157,057	57.3%	$93,130	42.6%	$288,946	55.1%	$161,848	41.5%
Texas	25,231	9.2%	26,286	12.0%	48,441	9.2%	45,265	11.6%
Washington	13,645	5.0%	8,937	4.1%	25,617	4.9%	15,818	4.1%
Florida	12,664	4.6%	14,809	6.8%	24,760	4.7%	19,771	5.1%
Hawaii	12,228	4.5%	10,191	4.7%	22,333	4.3%	18,731	4.8%
Oregon	5,907	2.2%	4,371	2.0%	12,687	2.4%	8,745	2.2%
Illinois	4,471	1.6%	4,676	2.1%	9,173	1.7%	8,949	2.3%
Utah	3,938	1.4%	2,316	1.1%	7,053	1.3%	4,191	1.1%
Other	39,155	14.3%	53,973	24.7%	85,397	16.4%	106,305	27.3%
Total Gross Written Premiums	$274,296	100.0%	$218,689	100.0%	$524,407	100.0%	$389,623	100.0%

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
Subsidiary
PSIC	$159,846	58.3%	$116,338	53.2%	$310,550	59.2%	$220,342	56.6%
PESIC	114,450	41.7%	102,351	46.8%	213,857	40.8%	169,281	43.4%
Total Gross Written Premiums	$274,296	100.0%	$218,689	100.0%	$524,407	100.0%	$389,623	100.0%

Gross and net earned premiums

The table below shows the amount of premiums the Company earned on a gross and net basis and the Company’s net earned premiums as a percentage of gross earned premiums for each period presented:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2023	2022	Change	% Change	2023	2022	Change	% Change
	($ in thousands)				($ in thousands)
Gross earned premiums	$242,189	$158,142	$84,047	53.1%	$467,432	$297,067	$170,365	57.3%
Ceded earned premiums	(159,082)	(77,877)	(81,205)	104.3%	(301,085)	(140,770)	(160,315)	113.9%
Net earned premiums	$83,107	$80,265	$2,842	3.5%	$166,347	$156,297	$10,050	6.4%

Net earned premium ratio	34.3%	50.8%			35.6%	52.6%

Loss detail

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2023	2022	Change	% Change	2023	2022	Change	% Change
	($ in thousands)				($ in thousands)
Catastrophe losses	$2,159	$548	$1,611	294.0%	$3,965	$1,029	$2,936	285.3%
Non-catastrophe losses	15,746	13,850	1,896	13.7%	34,592	28,322	6,270	22.1%
Total losses and loss adjustment expenses	$17,905	$14,398	$3,507	24.4%	$38,557	$29,351	$9,206	31.4%

The following table represents a reconciliation of changes in the ending reserve balances for losses and loss adjustment expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Reserve for losses and LAE net of reinsurance recoverables at beginning of period	$81,366	$51,386	$77,520	$45,419
Add: Incurred losses and LAE, net of reinsurance, related to:
Current year	18,539	14,350	35,839	27,799
Prior years	(634)	48	2,718	1,552
Total incurred	17,905	14,398	38,557	29,351
Deduct: Loss and LAE payments, net of reinsurance, related to:
Current year	6,176	4,399	7,569	5,889
Prior years	11,795	5,615	27,208	13,112
Total payments	17,971	10,014	34,777	19,001
Reserve for losses and LAE net of reinsurance recoverables at end of period	81,300	55,769	81,300	55,769
Add: Reinsurance recoverables on unpaid losses and LAE at end of period	216,783	107,898	216,783	107,898
Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE at end of period	$298,083	$163,667	$298,083	$163,667

Reconciliation of Non-GAAP Financial Measures

For the three and six months ended June 30, 2023 and 2022, the Non-GAAP financial measures discussed above reconcile to their most comparable GAAP measures as follows:

Underwriting revenue

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Total revenue	$90,396	$79,660	$179,597	$157,769
Net investment income	(5,541)	(3,140)	(10,661)	(5,719)
Net realized and unrealized (gains) losses on investments	(1,127)	4,735	(1,273)	6,014
Underwriting revenue	$83,728	$81,255	$167,663	$158,064

Underwriting income and adjusted underwriting income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Income before income taxes	$23,020	$18,293	$45,648	$37,377
Net investment income	(5,541)	(3,140)	(10,661)	(5,719)
Net realized and unrealized (gains) losses on investments	(1,127)	4,735	(1,273)	6,014
Interest expense	1,064	111	2,084	204
Underwriting income	$17,416	$19,999	$35,798	$37,876
Expenses associated with transactions	—	—	—	85
Stock-based compensation expense	3,697	2,704	7,147	5,463
Amortization of intangibles	389	313	703	628
Expenses associated with catastrophe bond	1,590	1,792	1,640	1,992
Adjusted underwriting income	$23,092	$24,808	$45,288	$46,044

Adjusted net income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Net income	$17,562	$14,589	$34,874	$29,126
Adjustments:
Net realized and unrealized (gains) losses on investments	(1,127)	4,735	(1,273)	6,014
Expenses associated with transactions	—	—	—	85
Stock-based compensation expense	3,697	2,704	7,147	5,463
Amortization of intangibles	389	313	703	628
Expenses associated with catastrophe bond	1,590	1,792	1,640	1,992
Tax impact	(317)	(1,689)	(857)	(2,282)
Adjusted net income	$21,794	$22,444	$42,234	$41,026

Annualized adjusted return on equity

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)

Annualized adjusted net income	$87,176	$89,776	$84,468	$82,052
Average stockholders' equity	$409,178	$379,232	$399,230	$386,117
Annualized adjusted return on equity	21.3%	23.7%	21.2%	21.3%

Adjusted combined ratio

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$65,691	$60,266	$130,549	$118,421
Denominator: Net earned premiums	$83,107	$80,265	$166,347	$156,297
Combined ratio	79.0%	75.1%	78.5%	75.8%
Adjustments to numerator:
Expenses associated with transactions	$—	$—	$—	$(85)
Stock-based compensation expense	(3,697)	(2,704)	(7,147)	(5,463)
Amortization of intangibles	(389)	(313)	(703)	(628)
Expenses associated with catastrophe bond	(1,590)	(1,792)	(1,640)	(1,992)
Adjusted combined ratio	72.2%	69.1%	72.8%	70.5%

Diluted adjusted earnings per share

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(in thousands, except per share data)		(in thousands, except per share data)

Adjusted net income	$21,794	$22,444	$42,234	$41,026
Weighted-average common shares outstanding, diluted	25,309,526	25,746,780	25,384,409	25,817,442
Diluted adjusted earnings per share	$0.86	$0.87	$1.66	$1.59

Catastrophe loss ratio

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Numerator: Losses and loss adjustment expenses	$17,905	$14,398	$38,557	$29,351
Denominator: Net earned premiums	$83,107	$80,265	$166,347	$156,297
Loss ratio	21.5%	17.9%	23.2%	18.8%

Numerator: Catastrophe losses	$2,159	$548	$3,965	$1,029
Denominator: Net earned premiums	$83,107	$80,265	$166,347	$156,297
Catastrophe loss ratio	2.6%	0.7%	2.4%	0.7%

Adjusted combined ratio excluding catastrophe losses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$65,691	$60,266	$130,549	$118,421
Denominator: Net earned premiums	$83,107	$80,265	$166,347	$156,297
Combined ratio	79.0%	75.1%	78.5%	75.8%
Adjustments to numerator:
Expenses associated with transactions	$—	$—	$—	$(85)
Stock-based compensation expense	(3,697)	(2,704)	(7,147)	(5,463)
Amortization of intangibles	(389)	(313)	(703)	(628)
Expenses associated with catastrophe bond	(1,590)	(1,792)	(1,640)	(1,992)
Catastrophe losses	(2,159)	(548)	(3,965)	(1,029)
Adjusted combined ratio excluding catastrophe losses	69.6%	68.4%	70.4%	69.9%

Tangible Stockholders’ equity

	June 30,	December 31,
	2023	2022
	(in thousands)
Stockholders' equity	$413,708	$384,754
Goodwill and intangible assets	(13,095)	(8,261)
Tangible stockholders' equity	$400,613	$376,493